UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of principal executive offices)		(Zip code)

(865) 694-2700

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 22, 2012, Scripps Networks Interactive, Inc. (“SNI”), through its wholly-owned subsidiary, Southbank Media Ltd., entered into a share purchase agreement (the “SPA”) to acquire Travel Channel International Limited (“TCI”). TCI is an independent company headquartered in the United Kingdom that produces and commissions original travel programming for distribution in 91 countries. Pursuant to the SPA, SNI agreed to purchase 100 percent of the share capital of TCI, for a consideration of £65 million (equal to approximately $103 million). The consideration is subject to certain post-closing adjustments.

Completion of the transaction is subject to certain conditions, including approval of the Irish Competition Authority and the expiry of the waiting period pursuant to the Irish Competition Act 2002. The transaction is expected to close in the second quarter of 2012.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated March 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: March 22, 2012	By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Chief Administrative Officer and Chief Financial Officer

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